EXHIBIT 99.1

Hanmi Reports Second Quarter 2021 Results

2021 Second Quarter Highlights:

  Second quarter net income of $22.1 million, or $0.72 per diluted share, up from $16.7 million, or $0.54 per diluted share from the prior quarter and up from $9.2 million or $0.30 per diluted share for the same quarter a year ago.
  Loans receivable of $4.82 billion, were unchanged from the prior quarter; up 2.5% when excluding Paycheck Protection Program (“PPP”) loans. Strong production of $465.6 million was offset by payoffs/paydowns and forgiveness on first draw PPP loans.
  Deposits of $5.63 billion, up 2.2% from the first quarter driven by an 8.3% increase in noninterest-bearing demand deposits; cost of interest-bearing deposits fell 12 basis points from the prior quarter.
  A $3.3 million recovery of credit loss expense for the second quarter resulted in an allowance for credit losses of 1.73% of loans at June 30, 2021, or 1.78% excluding PPP loans.
  Nonaccrual loans declined 28.1% from the end of the first quarter principally from the return-to-accrual status of two film tax-credit loans aggregating $12.4 million; classified loans were down 25.3% from the prior quarter due to upgrades to special mention, payoffs and paydowns.
  Second quarter net interest income was $49.6 million, up 7.8% from the first quarter and included $2.7 million from PPP loans and $0.9 million of interest income from the return-to-accrual status of the two film tax-credit loans.
  Net interest margin was 3.19% for the second quarter, or 3.12% excluding interest from PPP loans.
  Second quarter noninterest income was $8.9 million, down 9.4% from the prior quarter as lower gains on sale of second-draw PPP loans was offset partially by higher gains on sale of non-PPP SBA 7(a) loans.
  Noninterest expense was $30.8 million, up 4.2% from the previous quarter, which included $1.4 million of cost capitalization on second-draw PPP loans; Efficiency ratio for the second quarter was 52.66% (52.86% excluding securities gains and second draw PPP loan gains and origination costs) compared with 52.92% for the prior quarter.
  Hanmi remained well capitalized with a Total risk-based capital ratio of 15.41% and a Common equity Tier 1 capital ratio of 11.76% at June 30, 2021; tangible common equity to tangible assets ratio was 9.01% (9.23% excluding PPP loans) at the end of the second quarter.

  For more information about Hanmi, please see the Q2 2021 Investor Update (and Supplemental Financial Information), which is available on the Bank’s website at www.hanmi.com and via a current report on Form 8-K on the website of the Securities and Exchange Commission at www.sec.gov. Also, please refer to “Non-GAAP Financial Measures” herein for further details of the presentation of certain non-GAAP financial measures.

LOS ANGELES, July 27, 2021 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (NASDAQ: HAFC, or “Hanmi”), the parent company of Hanmi Bank (the “Bank”), today reported net income for the 2021 second quarter of $22.1 million, or $0.72 per diluted share, compared with $16.7 million, or $0.54 per diluted share for the first quarter and $9.2 million, or $0.30 per diluted share for the 2020 second quarter.

Bonnie Lee, President and Chief Executive Officer, said, “Hanmi’s record earnings in the second quarter were driven by excellent loan and lease production, solid growth in deposits and improving asset quality. New loan and lease production in the quarter increased to $465.6 million, up nearly 34% from the prior quarter. During the quarter we benefitted from significant lending activity from our new residential mortgage platform, along with growth in equipment leases, which returned to pre-pandemic levels. SBA loan production, excluding PPP loans, also expanded nicely quarter-over-quarter. The strong loan and lease production was partially offset by loan payoffs. Excluding PPP loans, loans receivable of $4.82 billion were up 2.5% from the prior quarter. Deposit gathering activities were also quite successful and were led by ongoing growth in low-cost noninterest-bearing demand deposits.”

Ms. Lee continued, “Overall, I remain pleased with our efforts to manage-down nonaccrual loans, which declined nearly 30% from the prior quarter. We also benefitted from a $3.3 million recovery of credit loss expense in the quarter. At the bottom line, net income grew significantly to $22.1 million, or $0.72 per diluted share, and was an all-time record.”

Ms. Lee concluded, “I would like to extend my sincere gratitude to the entire Hanmi team for their hard work and dedication in helping our customers and communities through the health crisis over the past fifteen months. As the businesses in our key markets continue to re-open, activity has significantly increased resulting in a robust loan pipeline for Hanmi as we look ahead to the second half of 2021.”

Quarterly Highlights
(Dollars in thousands, except per share data)

	As of or for the Three Months Ended					Amount Change
	June 30,	March 31,	December 31,	September 30,	June 30,	Q2-21	Q2-21
	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20

Net income	$22,122	$16,659	$14,326	$16,344	$9,175	$5,463	$12,947
Net income per diluted common share	$0.72	$0.54	$0.47	$0.53	$0.30	$0.18	$0.42

Assets	$6,578,856	$6,438,401	$6,201,888	$6,106,782	$6,218,163	$140,455	$360,693
Loans receivable	$4,820,092	$4,817,151	$4,880,168	$4,834,137	$4,825,642	$2,941	$(5,550)
Deposits	$5,629,830	$5,509,823	$5,275,008	$5,194,292	$5,209,781	$120,007	$420,049

Return on average assets	1.38%	1.08%	0.92%	1.08%	0.63%	0.29	0.75
Return on average stockholders' equity	14.91%	11.63%	10.01%	11.74%	6.73%	3.28	8.18

Net interest margin	3.19%	3.09%	3.13%	3.13%	3.15%	0.10	0.04
Efficiency ratio (1)	52.66%	52.92%	55.53%	56.73%	41.51%	-0.26	11.15

Tangible common equity to tangible assets (2)	9.01%	8.87%	9.13%	9.05%	8.63%	0.13	0.38
Tangible common equity per common share (2)	$19.27	$18.59	$18.41	$17.95	$17.47	$0.68	$1.80

(1) Noninterest expense divided by net interest income plus noninterest income.
(2) Refer to "Non-GAAP Financial Measures" for further details.

Results of Operations
Net interest income was $49.6 million for the second quarter of 2021 compared with $46.0 million for the first quarter of 2021, an increase of 7.8%, or $3.6 million. Second quarter interest and fees on loans receivable increased 4.3%, or $2.2 million, from the preceding quarter primarily due to a $1.7 million increase in interest income for PPP loans and interest income from the return-to-accrual status of the two film tax-credit loans. Total interest expense for the second quarter decreased $1.0 million from the preceding quarter driven by a 12 basis point reduction in the average rate paid on interest-bearing deposits. Second quarter loan prepayment penalties were $0.2 million compared with $0.3 million for the first quarter.

	As of or For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-21	Q2-21
Net Interest Income	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20

Interest and fees on loans receivable(1)	$52,785	$50,614	$52,372	$52,586	$52,230	4.3%	1.1%
Interest on securities	1,404	1,140	1,684	1,972	3,225	23.2%	-56.5%
Dividends on FHLB stock	242	206	206	204	203	17.7%	19.4%
Interest on deposits in other banks	176	96	97	84	78	83.9%	125.9%
Total interest and dividend income	$54,607	$52,056	$54,359	$54,846	$55,736	4.9%	-2.0%

Interest on deposits	3,003	3,958	5,331	7,032	8,889	-24.1%	-66.2%
Interest on borrowings	447	478	528	582	760	-6.5%	-41.2%
Interest on subordinated debentures	1,585	1,619	1,623	1,627	1,645	-2.1%	-3.7%
Total interest expense	5,035	6,055	7,482	9,241	11,294	-16.8%	-55.4%
Net interest income	$49,572	$46,001	$46,878	$45,604	$44,442	7.8%	11.5%

(1) Includes loans held for sale.

The net interest margin was 3.19% for the second quarter of 2021, up 10 basis points from the prior quarter.

The yield on average earning assets was 3.51% for the second quarter of 2021 compared with 3.50% for the first quarter of 2021, as the benefit from higher interest income from PPP loans and the return-to-accrual of two film tax-credit loans was offset by higher balances of low-yield deposits in other banks.

The cost of interest-bearing liabilities was 0.57% for the second quarter of 2021 compared with 0.69% for the first quarter of 2021. The 12 basis point decline in the cost of interest-bearing deposits drove the lower cost of interest-bearing liabilities. The decline in the cost of interest-bearing deposits reflected the low interest rate environment and the changes in the composition of the deposit portfolio, as a $101.6 million, or 8.2%, decrease in time deposits was offset by increases in lower cost deposit accounts.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-21	Q2-21
Average Earning Assets and Interest-bearing Liabilities	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20
Loans receivable (1)	$4,753,297	$4,843,825	$4,803,238	$4,734,511	$4,680,048	-1.9%	1.6%
Securities (2)	812,805	774,022	743,636	696,285	589,932	5.0%	37.8%
FHLB stock	16,385	16,385	16,385	16,385	16,385	0.0%	0.0%
Interest-bearing deposits in other banks	659,934	395,602	392,949	340,486	386,956	66.8%	70.5%
Average interest-earning assets	$6,242,421	$6,029,834	$5,956,208	$5,787,667	$5,673,321	3.5%	10.0%

Demand: interest-bearing	$112,252	$102,980	$101,758	$99,161	$92,676	9.0%	21.1%
Money market and savings	2,032,102	1,967,012	1,895,830	1,771,615	1,677,081	3.3%	21.2%
Time deposits	1,136,903	1,238,513	1,315,227	1,357,167	1,458,351	-8.2%	-22.0%
Average interest-bearing deposits	3,281,257	3,308,505	3,312,815	3,227,943	3,228,108	-0.8%	1.6%
Borrowings	150,091	150,000	150,000	163,364	342,437	0.1%	-56.2%
Subordinated debentures	119,170	119,040	118,888	118,733	118,583	0.1%	0.5%
Average interest-bearing liabilities	$3,550,518	$3,577,545	$3,581,703	$3,510,040	$3,689,128	-0.8%	-3.8%

Average Noninterest Bearing Deposits
Demand deposits - noninterest bearing	$2,223,171	$1,991,204	$1,935,564	$1,859,832	$1,589,668	11.6%	39.9%

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

	For the Three Months Ended					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-21	Q2-21
Average Yields and Rates	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20
Loans receivable(1)	4.45%	4.24%	4.34%	4.42%	4.49%	0.21	-0.04
Securities (2)	0.69%	0.59%	0.91%	1.13%	2.19%	0.10	-1.50
FHLB stock	5.93%	5.10%	5.00%	4.95%	5.00%	0.83	0.93
Interest-bearing deposits in other banks	0.11%	0.10%	0.10%	0.10%	0.08%	0.01	0.03
Interest-earning assets	3.51%	3.50%	3.63%	3.77%	3.95%	0.01	-0.44

Interest-bearing deposits	0.37%	0.49%	0.64%	0.87%	1.11%	-0.12	-0.74
Borrowings	1.19%	1.29%	1.40%	1.42%	0.89%	-0.10	0.30
Subordinated debentures	5.32%	5.44%	5.46%	5.48%	5.55%	-0.12	-0.23
Interest-bearing liabilities	0.57%	0.69%	0.83%	1.05%	1.23%	-0.12	-0.66

Net interest margin (taxable equivalent basis)	3.19%	3.09%	3.13%	3.13%	3.15%	0.10	0.04

Cost of deposits	0.22%	0.30%	0.40%	0.55%	0.74%	-0.08	-0.52

(1) Includes loans held for sale.
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

For the second quarter of 2021, Hanmi recorded a $3.3 million recovery of credit loss expense, comprised of a $4.1 million recovery for loan losses and a $0.5 million reduction in the allowance for accrued interest receivable for current or previously modified loans, offset partially by a $1.3 million provision for off-balance sheet items. Credit loss expense for the first quarter of 2021 was $2.1 million, comprised of a $1.0 million provision for loan losses, a $2.1 million provision for an SBA guarantee repair loss, and a $1.0 million negative provision for losses on off-balance sheet items and accrued interest receivable for modified loans. At June 30, 2021, accrued interest receivable on current and former modified loans was $4.8 million compared with $6.4 million at March 31, 2021 and the related allowance for estimated losses was $0.7 million and $1.2 million at June 30, 2021 and March 31, 2021, respectively.

Second quarter 2021 noninterest income decreased to $8.9 million from $9.8 million for the first quarter of 2021, primarily due to a $2.3 million decrease in gains on the sale of second draw PPP loans, offset partially by an increase in gains on the sale of non-PPP 7(a) SBA loans. Gains on sales of non-PPP 7(a) SBA loans were $3.3 million for the second quarter of 2021, up from $1.7 million for the preceding quarter. The volume of non-PPP 7(a) SBA loans sold for the second quarter and previous quarter was $26.6 million and $18.1 million, respectively, while trade premiums were 12.55% and 10.66%, respectively.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-21	Q2-21
Noninterest Income	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20
Service charges on deposit accounts	$2,344	$2,357	$2,051	$2,002	$2,032	-0.6%	15.3%
Trade finance and other service charges and fees	1,259	1,034	1,113	972	961	21.8%	31.0%
Servicing income	540	846	361	704	855	-36.2%	-36.9%
Bank-owned life insurance income	252	256	271	289	276	-1.6%	-8.7%
All other operating income	908	841	1,879	806	1,095	8.0%	-17.0%
Service charges, fees & other	5,303	5,334	5,675	4,773	5,219	-0.6%	1.6%

Gain on sale of SBA loans	3,508	4,125	1,769	2,324	-	-15.0%	0.0%
Net gain on sales of securities	-	99	-	-	15,712	-100.0%	-100.0%
Gain on sale of bank premises	-	-	365	43	-	0.0%	0.0%
Legal settlement	75	250	1,000	-	-	-70.0%	0.0%
Total noninterest income	$8,886	$9,808	$8,809	$7,140	$20,931	-9.4%	-57.5%

During the second quarter of 2021, noninterest expense increased 4.2% to $30.8 million from $29.5 million for the first quarter primarily due to a $1.5 million increase in salaries and employee benefits. The increase in salaries and benefits from the prior quarter reflects $1.4 million in capitalized costs from second draw PPP originations recorded in the first quarter, as well as higher incentive compensation expense. The efficiency ratio improved to 52.66% in the second quarter from 52.92% in the prior quarter.

	For the Three Months Ended (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-21	Q2-21
	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20
Noninterest Expense
Salaries and employee benefits	$18,302	$16,820	$17,344	$17,194	$14,701	8.8%	24.5%
Occupancy and equipment	4,602	4,595	4,651	4,650	4,508	0.2%	2.1%
Data processing	2,915	2,926	2,989	2,761	2,804	-0.4%	3.9%
Professional fees	1,413	1,447	1,846	1,794	1,545	-2.4%	-8.6%
Supplies and communication	733	757	759	698	858	-3.2%	-14.6%
Advertising and promotion	374	359	888	594	456	4.3%	-18.0%
All other operating expenses	2,607	2,378	2,006	2,553	2,655	9.6%	-1.8%
subtotal	30,946	29,282	30,483	30,244	27,527	5.7%	12.4%

Other real estate owned expense (income)	(47)	221	310	(116)	(191)	-121.3%	75.4%
Repossessed personal property expense (income)	(116)	32	(71)	(204)	(198)	-462.5%	-41.4%
Impairment loss on bank premises	-	-	201	-	-	0.0%	0.0%
Total noninterest expense	$30,783	$29,535	$30,923	$29,924	$27,138	4.2%	13.4%

Hanmi recorded a provision for income taxes of $8.9 million for the second quarter of 2021, representing an effective tax rate of 28.6% compared with $7.5 million, representing an effective tax rate of 31.1% for the first quarter of 2021. The effective tax rate for the first six months of 2021 was 29.7% compared with 32.3% for the first six months of 2020.

Financial Position
Total assets were $6.58 billion at June 30, 2021, a 2.2% increase from $6.44 billion at March 31, 2021 driven by higher cash balances associated with the continued influx of additional customer noninterest-bearing deposits.

Loans receivable, before the allowance for credit losses, were $4.82 billion at June 30, 2021, unchanged from the prior quarter, or up 2.5% when excluding Paycheck Protection Program (“PPP”) loans. Loans held for sale representing the guaranteed portion of SBA 7(a) loans were $22.0 million at the end of the second quarter of 2021, compared with $10.9 million at the end of the first quarter of 2021. Loans held for sale also included $14.1 million in second draw PPP loans.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-21	Q2-21
	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20
Loan Portfolio
Commercial real estate loans	$3,452,014	$3,372,288	$3,353,818	$3,264,447	$3,266,242	2.4%	5.7%
Residential/consumer loans	348,730	328,228	345,831	370,883	366,190	6.2%	-4.8%
Commercial and industrial loans	587,729	707,073	757,255	765,484	730,399	-16.9%	-19.5%
Leases	431,619	409,562	423,264	433,323	462,811	5.4%	-6.7%
Loans receivable	4,820,092	4,817,151	4,880,168	4,834,137	4,825,642	0.1%	-0.1%
Loans held for sale	36,030	32,674	8,568	12,834	17,942	10.3%	100.8%
Total	$4,856,122	$4,849,825	$4,888,736	$4,846,971	$4,843,584	0.1%	0.3%

Hanmi generated solid loan production during the second quarter. New loan production totaled $465.6 million at an average rate of 3.74% partially offset by $264.8 million of loans paid-off during the quarter at an average rate of 2.90%. Payoffs for the 2021 second and first quarters included $114.0 and $39.0 million of first-draw PPP loan forgiveness, respectively.

	For the Three Months Ended (in thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2021	2021	2020	2020	2020
New Loan Production
Commercial real estate loans	$186,136	$103,051	$187,050	$99,618	$129,432
Commercial and industrial loans	99,429	42,255	71,412	78,594	61,114
SBA loans	42,560	155,908	27,516	31,335	328,274
Leases receivable	70,923	34,055	39,830	21,271	15,279
Residential/consumer loans	66,581	12,722	2,011	25,766	10
subtotal	465,629	347,991	327,819	256,584	534,109

Payoffs	(264,822)	(166,730)	(160,006)	(139,797)	(67,537)
Amortization	(90,348)	(94,852)	(78,632)	(66,907)	(90,678)
Loan sales	(35,760)	(136,590)	(21,580)	(36,068)	-
Net line utilization	(70,287)	(9,331)	(18,815)	(2,199)	(92,230)
Charge-offs & OREO	(1,471)	(3,505)	(2,755)	(3,118)	(1,658)

Loans receivable-beginning balance	4,817,151	4,880,168	4,834,137	4,825,642	4,543,636
Loans receivable-ending balance	$4,820,092	$4,817,151	$4,880,168	$4,834,137	$4,825,642

Deposits totaled $5.63 billion at the end of the second quarter of 2021, compared with $5.51 billion at the end of the preceding quarter. Growth was primarily driven by an increase in noninterest-bearing demand deposits and to a lesser extent increases in interest-bearing demand deposits and money market and savings deposits, partially offset by a reduction in time deposits. Noninterest-bearing demand deposits now represent 41.8% of total deposits up from 35.8% in the year-ago period. At June 30, 2021, the loan-to-deposit ratio was 85.6% compared with 87.4% at the end of the previous quarter.

	As of (in thousands)					Percentage Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-21	Q2-21
	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20
Deposit Portfolio
Demand: noninterest-bearing	$2,354,671	$2,174,624	$1,898,766	$1,961,006	$1,865,213	8.3%	26.2%
Demand: interest-bearing	113,893	111,362	100,617	100,155	96,941	2.3%	17.5%
Money market and savings	2,045,143	2,029,824	1,991,926	1,794,627	1,812,612	0.8%	12.8%
Time deposits	1,116,124	1,194,013	1,283,699	1,338,504	1,435,015	-6.5%	-22.2%
Total deposits	$5,629,831	$5,509,823	$5,275,008	$5,194,292	$5,209,781	2.2%	8.1%

At June 30, 2021, stockholders’ equity was $603.0 million, compared with $581.8 million at March 31, 2021. Tangible common stockholders’ equity was $591.5 million, or 9.01% of tangible assets, at June 30, 2021 compared with $570.3 million, or 8.87% of tangible assets at the end of the first quarter. The ratio of tangible common equity to tangible assets excluding the $158.1 million of first and second draw PPP loans was 9.23% at June 30, 2021. Tangible book value per share increased to $19.27 at June 30, 2021 from $18.59 at the end of the prior quarter.

Hanmi continues to be well capitalized for regulatory purposes, with a preliminary Tier 1 risk-based capital ratio of 12.17% and a Total risk-based capital ratio of 15.41 % at June 30, 2021, versus 12.26% and 15.54%, respectively, at the end of the first quarter of 2021.

	As of					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-21	Q2-21
	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20
Regulatory Capital ratios (1)
Hanmi Financial
Total risk-based capital	15.41%	15.54%	15.21%	15.16%	14.85%	-0.13	0.56
Tier 1 risk-based capital	12.17%	12.26%	11.93%	11.85%	11.55%	-0.09	0.62
Common equity tier 1 capital	11.76%	11.84%	11.52%	11.43%	11.12%	-0.08	0.64
Tier 1 leverage capital ratio	9.44%	9.61%	9.49%	9.53%	9.69%	-0.17	-0.25
Hanmi Bank
Total risk-based capital	15.18%	15.26%	14.86%	14.77%	14.41%	-0.08	0.77
Tier 1 risk-based capital	13.93%	14.01%	13.60%	13.51%	13.15%	-0.08	0.78
Common equity tier 1 capital	13.93%	14.01%	13.60%	13.51%	13.15%	-0.08	0.78
Tier 1 leverage capital ratio	10.80%	10.99%	10.83%	10.88%	11.04%	-0.19	-0.24

(1) Preliminary ratios for June 30, 2021

Asset Quality
Loans and leases 30 to 89 days past due and still accruing were 0.09% of loans and leases at the end of the second quarter of 2021, compared with 0.14% at the end of the first quarter.

Loans 90 days or more past due and still accruing were $12.4 million and represent two film tax-credit loans previously included in nonaccrual loans. These loans are well secured and in the process of collection. Subsequent to the end of the second quarter, the Company collected payments of $4.6 million, including accrued interest, representing the full payoff of one of these loans, and $5.4 million, representing the partial paydown of the other. The Company expects to collect the remaining amounts due on the second loan prior to the end of the third quarter.

Special mention loans were $121.8 million at the end of the second quarter compared with $96.1 million at March 31, 2021. The quarter-over-quarter change reflected upgrades from classified loans of $34.0 million and downgrades from pass loans of $15.5 million. Reductions of special mention loans during the quarter include $12.3 million of upgrades to pass and $9.0 million of downgrades to classified, as well as $2.5 million in payoffs/paydowns. The June 30, 2021 balance of special mention loans included $70.8 million of loans adversely affected by the COVID-19 pandemic.

Classified loans were $110.1 million at June 30, 2021 compared with $147.4 million at the end of the first quarter. The quarter-over-quarter change reflected reductions due to upgrades to special mention of $34.0 million and payoffs/paydowns and net charge-offs of $14.1 million. Additions to classified loans, representing downgrades from pass and special mention, totaled $10.8 million. At June 30, 2021, classified loans included $63.3 million of loans adversely affected by the COVID-19 pandemic.

Nonperforming loans were $52.0 million at the end of the second quarter of 2021, or 1.08% of loans, compared with $55.1 million at the end of the first quarter, or 1.14% of the portfolio. The quarter-over-quarter change reflected additions of $1.8 million and reductions (comprising upgrades, payments, sales, and charge-offs) of $4.9 million. At June 30, 2021, nonperforming loans included $20.3 million of loans and leases adversely affected by the COVID-19 pandemic.

Nonperforming assets were $52.7 million at the end of the second quarter of 2021, or 0.80% of total assets, compared with $56.6 million, or 0.88% of assets, at the end of the prior quarter.

Loans modified under the CARES Act declined 38% to $72.3 million at June 30, 2021 from $116.4 million at March 31, 2021. Substantially all of these modified loans are making interest only or other reduced payments that are less than the contractually required amount. Of the modified loan portfolio, 50.7% were special mention and 17.6% were classified. In addition, 7.0% were on nonaccrual status at June 30, 2021.

Gross charge-offs for the second quarter of 2021 were $1.5 million compared with $3.5 million for the preceding quarter. Recoveries of previously charged-off loans for the second quarter of 2021 were $0.6 million compared with $0.5 million for the preceding quarter. As a result, there were net charge-offs of $0.9 million for the second quarter of 2021, compared with net charge-offs of $3.0 million for the preceding quarter. For the second quarter of 2021, net charge-offs represented 0.08% of average loans on an annualized basis compared with 0.25% of average loans for the first quarter on an annualized basis.

The allowance for credit losses was $83.4 million as of June 30, 2021 generating an allowance for credit losses to loans of 1.73% (1.78% excluding the PPP loans) compared with 1.83% (1.94% excluding the PPP loans) at the end of the prior quarter. Although macroeconomic assumptions continue to improve, the risk factors associated with the impact of the COVID-19 pandemic on the Bank’s loan portfolio continue to be considered in establishing the allowance for credit losses.

	As of or for the Three Months Ended (in thousands)					Amount Change
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Q2-21	Q2-21
	2021	2021	2020	2020	2020	vs. Q1-21	vs. Q2-20
Asset Quality Data and Ratios

Delinquent loans:
Loans, 30 to 89 days past due and still accruing	$4,332	$6,926	$9,473	$9,428	$9,984	$(2,594)	$(5,652)
Delinquent loans to total loans	0.09%	0.14%	0.19%	0.20%	0.21%	-0.05	-0.12

Criticized loans:
Special mention	$121,826	$96,057	$76,978	$57,105	$21,134	$25,769	$100,692
Classified	110,120	147,426	140,168	106,211	93,922	(37,306)	16,198
Total criticized loans	$231,946	$243,483	$217,146	$163,316	$115,056	$(11,537)	$116,890

Nonperforming assets:
Nonaccrual loans	$39,572	$55,058	$83,032	$64,333	$58,264	$(15,486)	$(18,692)
Loans 90 days or more past due and still accruing	12,446	-	-	-	-	12,446	12,446
Nonperforming loans	52,018	55,058	83,032	64,333	58,264	(3,040)	(6,246)
Other real estate owned, net	712	1,545	2,360	1,052	148	(833)	564
Nonperforming assets	$52,730	$56,603	$85,392	$65,385	$58,412	$(3,873)	$(5,682)

Nonperforming loans to total loans	1.08%	1.14%	1.70%	1.33%	1.21%
Nonperforming assets to assets	0.80%	0.88%	1.38%	1.07%	0.94%

Allowance for credit losses:
Balance at beginning of period	$88,392	$90,426	$86,620	$86,330	$66,500
Credit loss expense (recovery) on loans	(4,112)	964	5,731	696	21,131
Net loan (charge-offs) recoveries	(908)	(2,998)	(1,925)	(406)	(1,301)
Balance at end of period	$83,372	$88,392	$90,426	$86,620	$86,330

Net loan charge-offs to average loans (1)	0.08%	0.25%	0.16%	0.03%	0.11%
Allowance for credit losses to loans	1.73%	1.83%	1.85%	1.79%	1.79%

Allowance for credit losses related to off-balance sheet items:
Balance at beginning of period	$2,342	$2,791	$5,689	$6,347	$2,885
Credit loss expense on off-balance sheet items	1,301	(450)	(2,898)	(658)	3,462
Balance at end of period	$3,643	$2,342	$2,791	$5,689	$6,347

Allowance for Losses on Accrued Interest Receivable:
Balance at beginning of period	$1,196	$1,666	$-	$-	$-
Interest reversal for loans placed on nonaccrual	-	-	(584)	-	-
Credit loss expense on interest accrued on CARES Act modifications	(516)	(470)	2,250	-	-
Balance at end of period	$680	$1,196	$1,666	$-	$-

Commitments to extend credit	$552,773	$463,841	$453,899	$444,782	$486,852

(1) Annualized

Corporate Developments
On April 29, 2021 Hanmi’s Board of Directors declared a cash dividend on its common stock for the 2021 second quarter of $0.12 per share. The dividend was paid on May 27, 2021 to stockholders of record as of the close of business on May 10, 2021.

Conference Call
Management will host a conference call today, July 27, 2021 at 2:00 p.m. PT (5:00 p.m. ET) to discuss these results. This call will also be broadcast live via the internet. Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-877- 407-9039 before 2:00 p.m. PT, using access code HANMI. To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi’s website at www.hanmi.com.

About Hanmi Financial Corporation
Headquartered in Los Angeles, California, Hanmi Financial Corporation owns Hanmi Bank, which serves multi-ethnic communities through its network of 35 full-service branches and 9 loan production offices in California, Texas, Illinois, Virginia, New Jersey, New York, Colorado, Washington and Georgia. Hanmi Bank specializes in real estate, commercial, SBA and trade finance lending to small and middle market businesses. Additional information is available at www.hanmi.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward–looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about our anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital and strategic plans, and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that our forward-looking statements to be reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statements. These factors include the following:

  a failure to maintain adequate levels of capital and liquidity to support our operations;
  the effect of potential future supervisory action against us or Hanmi Bank;
  our ability to remediate any material weakness in our internal controls over financial reporting;
  general economic and business conditions internationally, nationally and in those areas in which we operate;
  volatility and deterioration in the credit and equity markets;
  changes in consumer spending, borrowing and savings habits;
  availability of capital from private and government sources;
  demographic changes;
  competition for loans and deposits and failure to attract or retain loans and deposits;
  fluctuations in interest rates and a decline in the level of our interest rate spread;
  risks of natural disasters;
  a failure in or breach of our operational or security systems or infrastructure, including cyberattacks;
  the failure to maintain current technologies;
  our inability to successfully implement future information technology enhancements;
  difficult business and economic conditions that can adversely affect our industry and business, including lack of soundness of other financial institutions, fraudulent activity and negative publicity;
  risks associated with Small Business Administration loans;
  failure to attract or retain key employees;
  our ability to access cost-effective funding;
  fluctuations in real estate values;
  changes in accounting policies and practices;
  changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums;
  the ability of Hanmi Bank to make distributions to Hanmi Financial Corporation, which is restricted by certain factors, including Hanmi Bank’s retained earnings, net income, prior distributions made, and certain other financial tests;
  the adequacy of our allowance for credit losses;
  our credit quality and the effect of credit quality on our provision for loan losses and allowance for credit losses;
  the effect of our rating under the Community Reinvestment Act and our ability to address any issues raised in our regulatory exams;
  changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements;
  our ability to control expenses;
  changes in securities markets; and
  risks as it relates to cyber security against our information technology and those of our third-party providers and vendors.

Further, given its ongoing and dynamic nature, it is difficult to predict the continuing impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and whether the continued reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations:

  demand for our products and services may decline;
  if the economy is unable to substantially reopen, and higher levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase;
  collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase;
  our allowance for credit losses may have to be increased if borrowers experience financial difficulties;
  a worsening of business and economic conditions or in the financial markets could result in an impairment of certain intangible assets, such as goodwill or our servicing assets;
  the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us;
  a material decrease in net income or a net loss over several quarters could result in the elimination or a decrease in the rate of our quarterly cash dividend;
  litigation, regulatory enforcement risk and reputation risk regarding our participation in the Paycheck Protection Program and the risk that the Small Business Administration may not fund some or all PPP loan guaranties;
  our cyber security risks are increased as the result of an increase in the number of employees working remotely;
  FDIC premiums may increase if the agency experiences additional resolution costs; and
  the unanticipated loss or unavailability of key employees due to the outbreak, which could harm our ability to operate our business or execute our business strategy, especially as we may not be successful in finding and integrating suitable replacements.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Investor Contacts:
Romolo (Ron) Santarosa
Senior Executive Vice President & Chief Financial Officer
213-427-5636

Lasse Glassen
Investor Relations / Addo Investor Relations
310-829-5400

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2021	2021	Change	2020	Change
Assets
Cash and due from banks	$697,789	$646,445	7.9%	$546,048	27.8%
Securities available for sale, at fair value	862,119	780,114	10.5%	655,971	31.4%
Loans held for sale, at the lower of cost or fair value	36,030	32,674	10.3%	17,942	100.8%
Loans receivable, net of allowance for credit losses	4,736,720	4,728,759	0.2%	4,739,312	-0.1%
Accrued interest receivable	14,397	14,806	-2.8%	21,372	-32.6%
Premises and equipment, net	26,225	26,398	-0.7%	26,412	-0.7%
Customers' liability on acceptances	1,907	735	159.6%	-	-
Servicing assets	6,199	6,150	0.8%	6,187	0.2%
Goodwill and other intangible assets, net	11,504	11,558	-0.5%	11,742	-2.0%
Federal Home Loan Bank ("FHLB") stock, at cost	16,385	16,385	0.0%	16,385	0.0%
Bank-owned life insurance	54,402	54,150	0.5%	53,334	2.0%
Prepaid expenses and other assets	115,178	120,227	-4.2%	123,458	-6.7%
Total assets	$6,578,856	$6,438,401	2.2%	$6,218,163	5.8%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$2,354,671	$2,174,624	8.3%	$1,865,213	26.2%
Interest-bearing	3,275,159	3,335,199	-1.8%	3,344,568	-2.1%
Total deposits	5,629,830	5,509,823	2.2%	5,209,781	8.1%
Accrued interest payable	1,855	2,352	-21.1%	8,655	-78.6%
Bank's liability on acceptances	1,907	735	159.6%	-	-
Borrowings	150,000	150,000	0.0%	251,808	-40.4%
Subordinated debentures	119,243	119,124	0.1%	118,670	0.5%
Accrued expenses and other liabilities	73,044	74,545	-2.0%	81,813	-10.7%
Total liabilities	5,975,879	5,856,579	2.0%	5,670,727	5.4%

Stockholders' equity:
Common stock	33	33	0.0%	33	0.0%
Additional paid-in capital	579,595	578,958	0.1%	577,211	0.4%
Accumulated other comprehensive income	(2,859)	(5,293)	46.0%	335	953.5%
Retained earnings	146,651	128,211	14.4%	88,859	65.0%
Less treasury stock	(120,443)	(120,087)	-0.3%	(119,002)	-1.2%
Total stockholders' equity	602,977	581,822	3.6%	547,436	10.1%
Total liabilities and stockholders' equity	$6,578,856	$6,438,401	2.2%	$6,218,163	5.8%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2021	2021	Change	2020	Change
Interest and dividend income:
Interest and fees on loans receivable	$52,785	$50,614	4.3%	$52,230	1.1%
Interest on securities	1,404	1,140	23.2%	3,225	-56.5%
Dividends on FHLB stock	242	206	17.7%	203	19.4%
Interest on deposits in other banks	176	96	83.9%	78	125.9%
Total interest and dividend income	54,607	52,056	4.9%	55,736	-2.0%
Interest expense:
Interest on deposits	3,003	3,958	-24.1%	8,889	-66.2%
Interest on borrowings	447	478	-6.5%	760	-41.2%
Interest on subordinated debentures	1,585	1,619	-2.1%	1,645	-3.7%
Total interest expense	5,035	6,055	-16.8%	11,294	-55.4%
Net interest income before credit loss expense	49,572	46,001	7.8%	44,442	11.5%
Credit loss expense (recovery)	(3,327)	2,109	-257.7%	24,594	-113.5%
Net interest income after credit loss expense	52,899	43,892	20.5%	19,848	166.5%
Noninterest income:
Service charges on deposit accounts	2,344	2,357	-0.6%	2,032	15.3%
Trade finance and other service charges and fees	1,259	1,034	21.8%	961	31.0%
Gain on sale of Small Business Administration ("SBA") loans	3,508	4,125	-15.0%	-	-
Net gain on sales of securities	-	99	-100.0%	15,712	-100.0%
Other operating income	1,775	2,193	-19.1%	2,226	-20.3%
Total noninterest income	8,886	9,808	-9.4%	20,931	-57.5%
Noninterest expense:
Salaries and employee benefits	18,302	16,820	8.8%	14,701	24.5%
Occupancy and equipment	4,602	4,595	0.2%	4,508	2.1%
Data processing	2,915	2,926	-0.4%	2,804	3.9%
Professional fees	1,413	1,447	-2.4%	1,545	-8.6%
Supplies and communications	733	757	-3.2%	858	-14.6%
Advertising and promotion	374	359	4.3%	456	-18.0%
Other operating expenses	2,444	2,631	-7.1%	2,266	7.9%
Total noninterest expense	30,783	29,535	4.2%	27,138	13.4%
Income before tax	31,002	24,165	28.3%	13,641	127.3%
Income tax expense	8,880	7,506	18.3%	4,466	98.9%
Net income	$22,122	$16,659	32.8%	$9,175	141.1%

Basic earnings per share:	$0.72	$0.54		$0.30
Diluted earnings per share:	$0.72	$0.54		$0.30

Weighted-average shares outstanding:
Basic	30,442,993	30,461,681		30,426,967
Diluted	30,520,456	30,473,970		30,426,967
Common shares outstanding	30,697,652	30,682,533		30,657,629

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In thousands, except share and per share data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2021	2020	Change
Interest and dividend income:
Interest and fees on loans receivable	$103,400	$106,878	-3.3%
Interest on securities	2,544	6,880	-63.0%
Dividends on FHLB stock	448	492	-8.9%
Interest on deposits in other banks	272	411	-33.8%
Total interest and dividend income	106,664	114,661	-7.0%
Interest expense:
Interest on deposits	6,953	21,631	-67.9%
Interest on borrowings	933	1,256	-25.7%
Interest on subordinated debentures	3,204	3,357	-4.5%
Total interest expense	11,090	26,244	-57.7%
Net interest income before credit loss expense	95,574	88,417	8.1%
Credit loss expense (recovery)	(1,217)	40,333	-103.0%
Net interest income after credit loss expense	96,791	48,084	101.3%
Noninterest income:
Service charges on deposit accounts	4,599	4,432	3.8%
Trade finance and other service charges and fees	2,280	1,948	17.0%
Gain on sale of Small Business Administration ("SBA") loans	7,633	1,154	561.4%
Net gain on sales of securities	99	15,712	-99.4%
Other operating income	4,081	3,908	4.4%
Total noninterest income	18,692	27,154	-31.2%
Noninterest expense:
Salaries and employee benefits	35,122	32,451	8.2%
Occupancy and equipment	9,198	8,983	2.4%
Data processing	5,841	5,473	6.7%
Professional fees	2,860	3,460	-17.3%
Supplies and communications	1,489	1,639	-9.1%
Advertising and promotion	732	1,190	-38.4%
Other operating expenses	5,074	5,011	1.3%
Total noninterest expense	60,316	58,206	3.6%
Income before tax	55,166	17,032	223.9%
Income tax expense	16,386	5,506	197.6%
Net income	$38,780	$11,526	236.4%

Basic earnings per share:	$1.26	$0.38
Diluted earnings per share:	$1.26	$0.38

Weighted-average shares outstanding:
Basic	30,452,320	30,447,984
Diluted	30,526,120	30,450,231
Common shares outstanding	30,697,652	30,657,629

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$4,753,297	$52,787	4.45%	$4,843,825	$50,614	4.24%	$4,680,048	$52,230	4.49%
Securities (2)	812,805	1,404	0.69%	774,022	1,140	0.59%	589,932	3,225	2.19%
FHLB stock	16,385	242	5.93%	16,385	206	5.10%	16,385	203	5.00%
Interest-bearing deposits in other banks	659,934	176	0.11%	395,602	96	0.10%	386,956	78	0.08%
Total interest-earning assets	6,242,421	54,609	3.51%	6,029,834	52,056	3.50%	5,673,321	55,736	3.95%

Noninterest-earning assets:
Cash and due from banks	61,560			56,666			69,667
Allowance for credit losses	(88,049)			(89,681)			(66,926)
Other assets	220,779			233,146			219,383

Total assets	$6,436,711			$6,229,965			$5,895,445

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$112,252	$23	0.05%	$102,980	$14	0.05%	$92,676	$18	0.08%
Money market and savings	2,032,102	1,298	0.26%	1,967,012	1,479	0.30%	1,677,081	2,309	0.55%
Time deposits	1,136,903	1,682	0.59%	1,238,513	2,465	0.81%	1,458,351	6,562	1.81%
Total interest-bearing deposits	3,281,257	3,003	0.37%	3,308,505	3,958	0.49%	3,228,108	8,889	1.11%
Borrowings	150,091	447	1.19%	150,000	478	1.29%	342,437	760	0.89%
Subordinated debentures	119,170	1,585	5.32%	119,040	1,619	5.44%	118,583	1,645	5.55%
Total interest-bearing liabilities	3,550,518	5,035	0.57%	3,577,545	6,055	0.69%	3,689,128	11,294	1.23%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,223,171			1,991,204			1,589,668
Other liabilities	67,771			80,060			68,311
Stockholders' equity	595,250			581,156			548,338

Total liabilities and stockholders' equity	$6,436,711			$6,229,965			$5,895,445

Net interest income (tax equivalent basis)		$49,574			$46,001			$44,442

Cost of deposits			0.22%			0.30%			0.74%
Net interest spread (taxable equivalent basis)			2.94%			2.81%			2.72%
Net interest margin (taxable equivalent basis)			3.19%			3.09%			3.15%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned, and Average Rate Paid (Unaudited)
(In thousands, except ratios)

	Six Months Ended
	June 30, 2021			June 30, 2020
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans receivable (1)	$4,798,311	$103,399	4.35%	$4,599,222	$106,878	4.67%
Securities (2)	793,521	2,544	0.64%	606,821	6,880	2.27%
FHLB stock	16,385	448	5.52%	16,385	492	6.05%
Interest-bearing deposits in other banks	528,498	272	0.10%	245,734	411	0.34%
Total interest-earning assets	6,136,715	106,663	3.51%	5,468,162	114,661	4.22%

Noninterest-earning assets:
Cash and due from banks	59,127			83,782
Allowance for credit losses	(88,860)			(63,990)
Other assets	227,436			212,595

Total assets	$6,334,418			$5,700,549

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Demand: interest-bearing	$107,642	$37	0.07%	$87,805	$39	0.09%
Money market and savings	1,999,737	2,776	0.28%	1,682,047	7,088	0.85%
Time deposits	1,187,427	4,148	0.70%	1,490,548	14,504	1.96%
Total interest-bearing deposits	3,294,806	6,961	0.43%	3,260,400	21,631	1.33%
Borrowings	150,046	923	1.24%	236,548	1,256	1.07%
Subordinated debentures	119,105	3,204	5.38%	118,513	3,357	5.67%
Total interest-bearing liabilities	3,563,957	11,088	0.63%	3,615,461	26,244	1.46%

Noninterest-bearing liabilities and equity:
Demand deposits: noninterest-bearing	2,107,828			1,461,682
Other liabilities	74,391			69,259
Stockholders' equity	588,242			554,147

Total liabilities and stockholders' equity	$6,334,418			$5,700,549

Net interest income (tax equivalent basis)		$95,575			$88,417

Cost of deposits			0.26%			0.92%
Net interest spread (taxable equivalent basis)			2.88%			2.76%
Net interest margin (taxable equivalent basis)			3.14%			3.25%

(1) Includes average loans held for sale
(2) Amounts calculated on a fully taxable equivalent basis using the federal tax rate in effect for the periods presented.

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). This non-GAAP measure is used by management in the analysis of Hanmi’s capital strength. Tangible common equity is calculated by subtracting goodwill and other intangible assets from stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except share, per share data and ratios)

	June 30,	March 31,	December 31,	September 30,	June 30,
Hanmi Financial Corporation	2021	2021	2020	2020	2020
Assets	$6,578,856	$6,438,401	$6,201,888	$6,106,782	$6,218,163
Less goodwill and other intangible assets	(11,504)	(11,558)	(11,612)	(11,677)	(11,742)
Tangible assets	$6,567,352	$6,426,843	$6,190,276	$6,095,105	$6,206,421

Stockholders' equity (1)	$602,977	$581,822	$577,044	$563,203	$547,436
Less goodwill and other intangible assets	(11,504)	(11,558)	(11,612)	(11,677)	(11,742)
Tangible stockholders' equity (1)	$591,473	$570,264	$565,432	$551,526	$535,694

Stockholders' equity to assets	9.17%	9.04%	9.30%	9.22%	8.80%
Tangible common equity to tangible assets (1)	9.01%	8.87%	9.13%	9.05%	8.63%

Common shares outstanding	30,697,652	30,682,533	30,717,835	30,719,591	30,657,629
Tangible common equity per common share	$19.27	$18.59	$18.41	$17.95	$17.47

(1) There were no preferred shares outstanding at the periods indicated.

Paycheck Protection Program

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was adopted, which included authorization for the U.S. Small Business Administration (the “SBA”) to introduce a new program, entitled the “Paycheck Protection Program,” which provides loans for eligible businesses through the SBA’s 7(a) loan guaranty program. These loans are fully guaranteed and available for loan forgiveness of up to the full principal amount so long as certain employee and compensation levels of the business are maintained and the proceeds of the loan are used as required under the program. The Paycheck Protection Program (“PPP”) and loan forgiveness are intended to provide economic relief to small businesses nationwide adversely impacted under the COVID-19 pandemic.

Hanmi participated in this program and the financial information for the 2021 second quarter reflects this participation. This table below shows financial information excluding the effect of the origination of the PPP loans, including the corresponding interest income earned on such loans, which constitutes a non-GAAP measure. Management believes the presentation of certain financial measures excluding the effect of PPP loans provides useful supplemental information that is essential to a proper understanding of the financial condition and results of operations of Hanmi. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial measures that may be used by other companies.

PPP Non-GAAP Financial Data (Unaudited)
(In thousands, except ratios)

	As of June 30, 2021	As of March 31, 2021

Tangible assets	6,567,352	6,426,843
Less first and second draw PPP loans	(158,134)	(278,200)
Tangible assets adjusted for PPP loans	$6,409,218	$6,148,643

Tangible stockholders' equity	591,473	570,264

Tangible common equity to tangible assets (1)	9.01%	8.87%
Tangible common equity to tangible assets adjusted for PPP loans (1)	9.23%	9.27%

(1) There were no preferred shares outstanding at June 30, or March 31, 2021

Allowance for credit losses	83,372	88,392

Loans receivable	4,820,092	4,817,151
Less first draw PPP loans	(144,077)	(256,457)
Loans receivable adjusted for PPP loans	$4,676,015	$4,560,694

Allowance for credit losses to loans receivable	1.73%	1.83%
Allowance for credit losses to loans receivable adjusted for PPP loans	1.78%	1.94%

	For the Six Months Ended June 30, 2021	For the Three Months Ended June 30, 2021
	$95,574	$49,572
Net interest income	(4,545)	(2,680)
Less PPP loan interest income	$91,029	$46,892
Net interest income adjusted for PPP loans
	6,136,715	6,242,421
Average interest-earning assets	(254,435)	(220,965)
Less average PPP loans	$5,882,280	$6,021,456
Average interest-earning assets adjusted for PPP loans
	3.14%	3.19%
Net interest margin (1)	3.12%	3.12%
Net interest margin adjusted for PPP loans (1)

(1) Net interest income (as applicable) divided by average interest-earning assets (as applicable), annualized
	60,316	30,783
Noninterest expense	1,403	13
Less PPP deferred origination costs	$61,719	$30,796
Noninterest expense adjusted for PPP loans
	$114,266	$58,458
Net interest income plus noninterest income	(2,756)	(203)
Less securities and PPP gains	$111,510	$58,255
Net interest income plus noninterest income adjusted for securities and PPP gains
	52.79%	52.66%
Efficiency ratio (1)	55.35%	52.86%
Efficiency ratio adjusted for PPP loans and securities gains (1)

(1) Noninterest expense (as applicable) divided by the sum of net interest income and noninterest income (as applicable)